UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/12g-3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – May 18, 2010

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	000-30321	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-2600

QUESTAR MARKET RESOURCES, INC.

180 East 100 South Street, P.O. Box 45601 Salt Lake City, Utah 84145-0601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

    CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03.  Material Modifications to Rights of Security Holders.

As previously disclosed, Questar Corporation (“Questar”), the parent company of Questar Market Resources, Inc. (“QMR”), is considering a possible tax-free spin-off of QMR.  In connection therewith, effective May 18, 2010, QMR merged with and into its newly-formed, wholly-owned subsidiary, QEP Resources, Inc., a Delaware corporation (“QEP”) in order to reincorporate in the State of Delaware (the “Reincorporation Merger”). The Reincorporation Merger was effected pursuant to an Agreement and Plan of Merger entered into between QMR and QEP. The Reincorporation Merger was approved by the boards of directors of QMR and QEP and submitted to a vote of, and approved by, Questar, as sole shareholder of QMR, and by QMR, as sole shareholder of QEP on May 18, 2010. As a result of the Reincorporation Merger, the legal domicile of QMR is now Delaware.    As used herein, the “Company” and the “surviving corporation” refer to QEP, as the surviving entity after the Reincorporation Merger and as successor to QMR.

As provided by the Agreement and Plan of Merger, at the time the Reincorporation Merger became effective (the “Effective Time”), each share of QMR common stock, par value $1.00 per share (“Utah Common Stock”), outstanding immediately prior thereto, was automatically converted into one share of QEP common stock, par value $0.01 per share (“Delaware Common Stock”), and each share of Delaware Common Stock outstanding immediately prior thereto was canceled without consideration and returned to the status of authorized but unissued shares.

In connection with the Reincorporation Merger, the Company’s board of directors will consist of the persons described in Item 5.02 of this  Current Report on Form 8-K.  None of the Company’s subsidiaries changed its respective state or jurisdiction of incorporation in connection with the Reincorporation Merger.  A copy of the Agreement and Plan of Merger is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K, and statements herein regarding the Agreement and Plan of Merger are qualified by reference to the complete Agreement and Plan of Merger.

Prior to the Reincorporation Merger, QMR’s corporate affairs were governed by Utah corporate law and its articles of incorporation, as amended, and bylaws (the “Utah Charter and Bylaws”), each of which were adopted under Utah law. Pursuant to the Agreement and Plan of Merger described above and in connection with the Reincorporation Merger, a certificate of incorporation was adopted and the bylaws of QEP in effect immediately prior to the Effective Time were amended and restated, and such certificate of incorporation and amended and restated bylaws (the “Delaware Charter and Bylaws”) became the certificate of incorporation and bylaws of the surviving corporation. Accordingly, the constituent instruments defining the rights of holders of the Company’s common stock will now be the Delaware Charter and Bylaws, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, rather than the Utah Charter and Bylaws. Additionally, as a result of the Reincorporation Merger, Delaware corporate law will generally be applicable in the determination of the rights of the Company’s stockholders under state corporate laws.

Furthermore, as a result of the Reincorporation Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), QEP is the successor issuer to QMR and has succeeded to the attributes of QMR as the registrant. QEP common stock is deemed to be registered under Section 12(g) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective as of May 18, 2010, the QEP board of directors increased the number of directors from one to seven members in connection with the Reincorporation Merger. Additionally, the board of directors will be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the board of directors will be elected each year. The Class I, Class II and Class III directors will have initial terms expiring in 2011, 2012 and 2013, respectively, and after the expiration of those initial terms, directors will serve three-year terms.

Effective as of May 18, 2010, the following persons have been appointed to the QEP board of directors. All of these individuals currently serve on the boards of Questar Corporation and have served on the board of Questar Market Resources, Inc.:

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James A. Harmon, age 74, previously served as a Questar director from 1976-1997 and resigned to enter government service. He was reappointed to the Questar board of directors in 2001, and has served continuously since that time. Mr. Harmon is the chairman of Harmon & Co. LLC, a financial advisory firm. Mr. Harmon served as the chairman and president of the Export-Import Bank of the United States from 1997 until 2001. Prior to that service, Mr. Harmon spent 35 years as an investment banker at Wertheim & Co., an international investment bank that partnered with Schroder (plc) (U.K.) to form Wertheim Schroder & Co. in 1986. Mr. Harmon served as chairman and CEO for ten years before leaving the firm in 1997. In November 2004, Mr. Harmon was elected chairman of the board of the World Resources Institute (WRI), a global policy and research institution. He qualifies as an audit committee financial expert.

Mr. Harmon will serve on the QEP Audit Committee (described below).  He will be a Class I director.

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Robert E. McKee, III, age 63, is a director of Questar, and has served as a director since 2003. He was a senior oil advisor to the Coalition Provisional Authority and the Iraqi Oil Ministry in Iraq and assisted with the rebuilding of Iraq’s oil industry from September 1, 2003 to March 18, 2004. Mr. McKee retired on March 31, 2003, after 37 years with ConocoPhillips and Conoco, Inc., including 10 years as executive vice president, exploration and production (1992-2002). He is a director of Parker Drilling Company and Post Oak Bank, and a board member on the Colorado School of Mines Foundation. He recently retired as chairman of Enventure Global Technology, an expandable tubular technology company.

Mr. McKee will serve on the QEP Audit and Compensation Committees (described below). He will be a Class III director.

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Phillips S. Baker, Jr., age 50, is a director of Questar, and has served as a director since 2004. He is the president, chief executive officer and a director of Hecla Mining Company, a gold and silver mining company. Mr. Baker served as chief financial officer of Hecla from May 2001 to June 2003, and as chief operating officer from November 2001 to May 2003, before being named as chief executive officer in May 2003. Mr. Baker has 26 years of business experience, including 17 years of financial management; 7 years as CEO of an NYSE company; and 16 years of directorships of public companies. He qualifies as an audit committee financial expert.

Mr. Baker will serve on the QEP Audit and Governance Committees (described below).  He will be a Class II director.

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L. Richard Flury, age 62, is a director of Questar, and has served as a director since 2002. He retired as chief executive, gas and power for BP plc on December 31, 2001. He served in that position from January 1999 to his retirement. Prior to working for BP plc and BP Amoco plc, Mr. Flury held a number of key management positions with Amoco Corp., including chief executive for worldwide exploration and production. He has considerable experience in all aspects of the natural gas value chain gained during his long career in the oil and gas industry. Mr. Flury also serves as Chairman of Chicago Bridge and Iron Company N.V., and Callon Petroleum Company.

Mr. Flury will serve on the QEP Compensation and Governance Committees.  He will be a Class III director.

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Keith O. Rattie, age 56, is a director of Questar, and has served as a director since 2001. He also serves as Questar’s chairman, president and chief executive officer. He was named president of Questar effective February 1, 2001, chief executive officer of Questar May 1, 2002, and chairman of Questar May 20, 2003. Mr. Rattie has worked in the natural gas and oil industry for 34 years. Prior to joining Questar, Mr. Rattie served as vice president and senior vice president of The Coastal Corporation from 1996-2001. He also serves as a director of ENSCO International, an offshore drilling contractor, and as a director of Zions First National Bank. He is the past chairman of the board of the Interstate Natural Gas Association of America.

Mr. Rattie will serve as non-executive Chairman of the Board. He will be a Class I director.

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M. W. Scoggins, age 62, is a director of Questar, and has served as a director since 2005. In June 2006, Dr. Scoggins was appointed President of Colorado School of Mines, an engineering and science research university. He retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as executive vice president of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was president, international exploration & production and global exploration, and an officer and member of the executive committee of Mobil Oil Corp. He currently also serves as a director of Trico Marine Services, Inc., Venoco, Inc., and Cobalt International Energy. In addition, he is a director of the Colorado Oil and Gas Association and a member of the National Advisory Council of the United States Department of Energy’s National Renewable Energy Laboratory.

Mr. Scoggins will serve on the QEP Compensation and Governance Committees.  He will be a Class III director.

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Charles B. Stanley, age 51, is a director of Questar, and has served as a director since 2002 and also currently serves as executive vice president and chief operating officer of Questar. Mr. Stanley has over 26 years of experience in the international and domestic upstream and midstream oil and gas industry. Prior to joining Questar, he served as president, chief executive officer and director of El Paso Oil and Gas Canada, an upstream oil and gas company, from 2000-2002, and as president and chief executive officer of Coastal Gas International Company, a midstream infrastructure development company from 1995 to 2000. Prior to joining Coastal, Mr. Stanley held various technical and management positions at British Petroleum and Maxus Energy Corporation. He is a director of Hecla Mining Company and serves on the boards of American Natural Gas Alliance

(ANGA), the American Exploration and Production Council (AXPC), and the Independent Petroleum Association of Mountain States (IPAMS).

Mr. Stanley will continue to be QEP’s chief executive officer.  He will be a Class II director.

There are no arrangements or understandings between any director listed above and any other persons pursuant to which he was selected as a director or officer. There are no current or proposed transactions between QEP and any director or officer listed above, or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The QEP board of directors has established the following committees:

Audit Committee

Our Audit Committee will have responsibility to select and retain a firm of independent public accountants to conduct audits of our accounts. It also will review with the independent registered public accountants the scope and results of their audits, as well as the review of our accounting procedures, internal controls, and accounting and financial reporting policies and practices, and make reports and recommendations to our board of directors as it deems appropriate. The audit committee will also be responsible for approving all audit and permissible non-audit services provided to us by our independent public accountants.  Effective May 18, 2010, Messrs. McKee, Baker and Harmon serve on the Audit Committee.

Compensation Committee

Our Compensation Committee will have oversight responsibility for the compensation and benefits programs for our executive officers and certain other employees.  Effective May 18, 2010, Messrs. Flury, McKee, and Scoggins serve on the Compensation Committee.

Governance Committee

Our Governance Committee will have responsibility for reviewing and developing our corporate governance policies. This committee will recommend to the board of directors the slate of nominees, including any nominees recommended by stockholders, for directors for each year’s annual meeting and, when vacancies occur, names of individuals who would make suitable directors of QEP.  This committee will also have oversight responsibility of the evaluation of our board of directors and management.  Effective May 18, 2010, Messrs. Baker, Flury and Scoggins serve on the Governance Committee.

Appointment of Officers

Effective as of May 18, 2010, the following persons have been appointed as executive officers of QEP. These individuals have served in the same positions for QMR:

Charles B. Stanley. See the description of Mr. Stanley’s experience above. Mr. Stanley will serve as President and Chief Executive Officer of QEP.

Richard J. Doleshek, age 51, will serve as Executive Vice President and Chief Financial Officer.  He currently serves in the same position for Questar and has served in that position since 2009. Prior to joining Questar, Mr. Doleshek was Executive Vice President and Chief Financial Officer, Hilcorp Energy Company (2001 to 2009).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Reincorporation Merger, on May 18, 2010, QMR, as sole stockholder of QEP, adopted and approved the Delaware Charter, and the board of directors of QEP, adopted and approved the Bylaws. See Item 3.03 of this Current Report on Form 8-K.

The following is a summary of our capital stock and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware, (“DGCL”), as well as our Delaware Charter and Bylaws, which are referred to in this Item 5.03 as our “certificate of incorporation” and  “bylaws,” respectively.

General

Our total number of authorized shares of capital stock is 510 million shares, consisting of 500 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share.  Previously, under QMR’s Utah Charter, QMR had authorized 25 million shares, consisting of common stock, $1.00 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present, and common stockholders will not have the right to cumulate votes in director elections. Subject to any voting rights granted to holders of any outstanding shares of preferred stock and except as otherwise required by our certificate of incorporation or bylaws, other matters to be voted on by our stockholders must be approved by the affirmative vote of a majority of the outstanding voting power of the shares, present in person or represented by proxy and entitled to vote on such matter, at a meeting at which a quorum is present. A majority of the outstanding voting power entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum at all stockholder meetings for the transaction of business.

Subject to the rights of the holders of any preferred stock, in the event of any liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, common stockholders will be entitled to their ratable share of all assets legally available for distribution to stockholders. Common stockholders do not have preemptive rights or any rights to convert or exchange their common stock into any other securities. No redemption or sinking fund provisions will apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Common stockholders will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without stockholder approval, to issue up to 10 million shares of preferred stock in one or more series and to fix the designations, powers, preferences, rights and qualifications, limitations or restrictions of the preferred stock, including the number of shares constituting any series or the designation of a series, voting rights, dividend rights, terms of redemption, liquidation preference, sinking fund terms and conversion rights. Thus, our board of directors can issue preferred stock with rights that could adversely affect the voting power of the common stockholders. We do not currently have outstanding any shares of preferred stock.

Delaware Anti-Takeover Law

We are governed by Section 203 of the DGCL. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

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 prior to that time, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” includes any person that is (i) the owner of 15% or more of the corporation’s outstanding voting stock; (ii) an affiliate or associate of the person who was the owner of 15% or more of the corporation’s outstanding voting stock at any time within three years immediately prior to the relevant date; or (iii) the affiliates and associates of the foregoing. Additionally, Section 203 defines a “business combination” to include:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the corporation’s assets to or with the interested stockholder;

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subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

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any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests and, under specific circumstances, makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Stockholders, however, may elect not to be governed by this section by adopting an amendment to the corporation’s certificate of incorporation or bylaws, with any amendment becoming effective twelve months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with its board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Board Classification; Director Removal

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board of directors will be elected each year.  The Class I, Class II and Class III directors will have initial terms expiring in 2011, 2012 and 2013, respectively, and that after the expiration of those initial terms, directors will serve three-year terms. Our board of directors currently consists of seven directors. The classified board provision in our certificate of incorporation and bylaws may be amended, altered or repealed only upon the affirmative vote of holders of 80% of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class.

Subject to the rights of the holders of any series of preferred stock then outstanding, any directors may be removed, but only for cause, at any special meeting of stockholders called for that purpose by the affirmative vote of the holders of 66⅔% of the voting power of our outstanding shares entitled to vote generally in the election of directors. Further, subject to the rights of the holders of any series of preferred stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of directors. Any director so chosen will hold office until the term of office of the class for which that director was chosen expires and until such director’s successor has been duly elected and qualified.

A classified board of directors could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. Additionally, the classified board could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of the Company and could increase the likelihood that its incumbent directors will retain their positions.

We believe that a classified board will help to assure the continuity and stability of our board of directors and its business strategies and policies because a majority of the directors at any given time will have prior experience on the board. The classified board should also help ensure that our board of directors, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

Fair Price Provision

Our certificate of incorporation requires that business combinations between QEP and a related person be approved, subject to compliance with Section 203 of the DGCL, by the affirmative vote of the holders of not less than 80% of our outstanding voting power entitled to vote generally in the election of directors. For purposes of the certificate of incorporation, a related person is (i) any person who, along with its affiliates and associates, beneficially owns in the aggregate 10% or more of the outstanding shares of any class of our capital stock or (ii) the affiliates and associates of the foregoing. Additionally, under the certificate of incorporation a business combination includes:

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any merger, consolidation or share exchange of QEP with or into a related person;

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any sale, lease, exchange, transfer or other disposition of 20% of the fair market value of (1) our total assets to a related person or (2) a related person’s total assets to QEP;

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subject to certain exceptions, any transaction which results in the issuance or transfer (1) by QEP of any of its stock to a related person or (2) by a related person of any of the related person’s stock to QEP;

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any recapitalization or reclassification of our securities which increases the voting power of a related person;

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the adoption of any plan or proposal of our liquidation or dissolution proposed by or on behalf of a related person; and

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any agreement, plan, contract or other arrangement providing for any of the transactions described above.

The supermajority voting requirement for business combinations does not apply if either: (i) 66⅔% of the continuing directors approve the transaction or (ii) specified fair price and other conditions are met. A continuing director is a director who is unaffiliated with the related person and either (x) was in office before the related person became a related person or (ii) before the director’s initial election or appointment was designated as a continuing director by a majority of the then continuing directors.

Notwithstanding the foregoing, in the event a business combination requires a stockholder vote under Section 203 of the DGCL, the business combination will not require a greater vote than that specified by Section 203.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes required to authorize or take such action; provided, however that no action may be taken without a meeting or effected by a written consent at any time when Questar is the owner of less than all of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. The bylaws provide that special meetings of the stockholders can only be called by our chairman, president or a majority of our board of directors.

Advanced Notice Procedures of Director Nominations and Stockholder Proposals

Annual Meetings of Stockholders

Our bylaws provide the manner in which stockholders may give notice of director nominations and other business to be brought before an annual meeting. In general, a stockholder may nominate a director or bring other business before an annual meeting if that stockholder (i) gives timely written notice of the nomination or other business to our secretary, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary date, or in the case of the first annual meeting of stockholders following the effectiveness of the bylaws, the stockholder’s notice must be received not earlier than the close of business on the one hundred twentieth day prior to the annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the tenth day following the day on which we publicly announce the date of the meeting.

To be in proper form, the stockholder’s notice must set forth, among other things:

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the name and record address of the stockholder;

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the class or series and number of shares that are owned of record and beneficially by the stockholder proposing the nomination or other business;

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a brief description of the business proposed to be brought before the meeting and the reason for conducting the business;

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as to each proposed director nominee, if any (i) all information regarding the proposed nominee as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to the proxy rules of the Securities and Exchange Commission (including the consent of the proposed nominee to be named in the proxy statement and to serve as a director if elected) and (ii) a description of all compensation and material monetary agreements during the past three years, and any other material relationships, between the stockholder, its affiliates and associates and other persons acting in concert with the stockholder, on the one hand, and the proposed nominee, his or her affiliates and associates and other persons acting in concert with the proposed nominee, on the other hand; and

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if the stockholder intends to solicit proxies in support of the nomination or proposal, a representation to that effect.

Special Meetings of Stockholders

If our board of directors determines that directors are to be elected at a special meeting, stockholders may give notice of director nominations if that stockholder (i) gives timely written notice of the nomination to our secretary, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting. To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the ninetieth day prior to the special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the tenth day following the day on which we publicly announce the date of the meeting and of the nominees proposed by the board to be elected at the meeting. The stockholder’s notice must include the relevant information set forth above as to each proposed nominee.

Preferred Stock Issuances

In the event our board of directors does not approve of a proposed merger or tender offer, proxy contest or other attempt to gain control of QEP, the board may authorize the issuance of one or more series of preferred stock with voting or other rights and preferences which would impede the success of the transaction. The consent of common stockholders would not be required for any issuance of preferred stock in these situations. This authority may be limited by applicable law, our certificate of incorporation and the applicable rules of the stock exchange upon which our common stock is listed.

Amendment of Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation generally requires approval by our board of directors and a majority of the voting power of our outstanding shares entitled to vote generally in the election of directors. However, the affirmative vote of 80% of the outstanding voting power entitled to vote generally in the election of directors is required to approve any proposal to amend, alter, change or repeal the provisions of the certificate of incorporation relating to (i) the classification of the board of directors, removal of directors and filling of director vacancies; (ii) the amendment of our bylaws; (iii) business combinations with related persons; (iv) the limitation or elimination of directors’ liability to QEP and its stockholders; (v) stockholder action by written consent and (vi) the supermajority voting requirement to amend certain provisions of the certificate of incorporation.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

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for any breach of the director’s duty of loyalty to QEP or its stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for any transaction from which the director derives an improper personal benefit; and

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for any action that would result in statutory liability under Section 174 of the DGCL relating to unlawful stock repurchases or dividends.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our bylaws also provide that we must indemnify its directors and officers to the fullest extent permitted by Delaware law and advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Copies of our Delaware Charter and Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference and made a part hereof..

Transfer Agent and Registrar

The transfer agent and registrar for QEP common stock is Wells Fargo Shareholder Services.

Section 9 – Financial Statement and Exhibits

 Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Exhibit

2.1

Agreement and Plan of Merger dated as of May 18, 2010, between Questar Market Resources, Inc., a Utah corporation, and QEP Resources, Inc., a Delaware corporation.

3.1

Certificate of Incorporation of the Company dated May 18, 2010.

3.2

Amended and Restated Bylaws of the Company, deemed effective May 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP RESOURCES, INC., successor by merger to QUESTAR MARKET RESOURCES, INC.

(Registrant)

May 24, 2010

/s/Richard J. Doleshek

Richard J. Doleshek

Executive Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

2.1

Agreement and Plan of Merger dated as of May 18, 2010, between Questar Market Resources, Inc., a Utah corporation, and QEP Resources, Inc., a Delaware corporation.

3.1

Certificate of Incorporation of the Company dated May 18, 2010.

3.2

Amended and Restated Bylaws of the Company, deemed effective May 18, 2010.